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                                                                     EXHIBIT 8.1


                               HALE AND DORR LLP
                               COUNSELLORS AT LAW
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109
                        617-526-6000 - FAX 617-526-5000
                                January 17, 1997


Staples, Inc.
One Research Drive
P.O. Box 5114
Westborough, MA 01581

Attn: President

    Re: Merger pursuant to Agreement and Plan of Merger among Staples, Inc., Marlin Acquisition Corporation and Office Depot, Inc.

Ladies and Gentlemen:


    This opinion is being delivered to you in connection with the filing of a registration statement (the "Registration Statement") on Form S-4, which includes the Joint Proxy Statement/Prospectus relating to the Agreement and Plan of Merger dated September 4, 1996, as amended by Amendment No. 1 to such Agreement dated January 17, 1997 (as amended, the "Agreement"), by and among Staples, Inc., a Delaware corporation ("Staples"), Marlin Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Staples ("Sub"), and Office Depot, Inc., a Delaware corporation (the "Company"). Pursuant to such Agreement, Sub will merge with and into the Company (the "Merger"). Except as otherwise provided, capitalized terms not defined herein have the meanings set forth in the Agreement or in the letters delivered to Hale and Dorr by Staples and the Company containing certain representations of Staples and the Company relevant to this opinion (the "Representation Letters"). All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").



    In our capacity as counsel to Staples in the Merger, and for purposes of rendering this opinion, we have examined and relied upon the Agreement, the Registration Statement, the Representation Letters, and such other documents as we considered relevant to our analysis. In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, and the genuineness of signatures. We have assumed that all parties to the Agreement and to any other documents examined by us have acted, and will act, in accordance with the terms of such Agreement or documents, and that the Merger will be consummated at the Effective Time pursuant to the terms and conditions set forth in the Agreement without the waiver or modification of any such terms and conditions. Furthermore, we have assumed that all representations contained in the Agreement, the Registration Statement, as well as those representations contained in the Representation Letters and other documents are, and at the Effective Time will be, true and complete in all material respects. We have also assumed that all representations made in any of the documents referred to herein "to the knowledge of", or similarly qualified, of any person or party are correct without such qualification. We have also assumed that as to all matters in which a person or entity making a representation referred to above has represented that such person or entity either is not a party to, does not have, or is not aware of, any plan or intention, understanding or agreement, there is in fact no such plan, intention, understanding or agreement. We have not attempted to verify independently such representations.


WASHINGTON, DC                       BOSTON, MA                      LONDON, UK*
--------------------------------------------------------------------------------

              HALE AND DORR LLP INCLUDES PROFESSIONAL CORPORATIONS
  *BROBECK HALE AND DORR INTERNATIONAL (AN INDEPENDENT JOINT VENTURE LAW FIRM)
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Staples, Inc.
January 17, 1997
Page 2


    The conclusions expressed herein represent our judgment as to the proper treatment of certain aspects of the Merger under the income tax laws of the United States based upon the Code, Treasury Regulations, case law, and rulings and other pronouncements of the Internal Revenue Service (the "IRS") as in effect on the date of this opinion. No assurances can be given that such laws will not be amended or otherwise changed prior to the Effective Time, or at any other time, and that such changes will not affect the conclusions expressed herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the income tax laws of the United States.

    Our opinions represent our best judgment as to how a court would decide if presented with the issues addressed herein and are not binding upon either the IRS or any court. Thus, no assurances can be given that a position taken in reliance on our opinions will not be challenged by the IRS or rejected by a court.


    This opinion addresses only the specific United States federal income tax consequences of the Merger set forth below, and does not address any other federal, state, local or foreign income, estate, gift, transfer, sales, use, or other tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger). We express no opinion regarding the tax consequences of the Merger to stockholders of the Company that are subject to special tax rules, and we express no opinion regarding the tax consequences of the Merger arising in connection with the ownership of options or warrants for Company stock.


    On the basis of, and subject to the foregoing, and in reliance upon the representations and assumptions described above, we are of the opinion that:


1. The Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.


2. No gain or loss will be recognized by the holders of Company Common Stock upon the receipt of Staples Common Stock solely in exchange for Company Common Stock in the Merger (except to the extent of cash received in lieu of fractional shares);

3. The aggregate tax basis of the Staples Common Stock to be received by the Company stockholders in the Merger (including any fractional share of Staples Common Stock not actually received) will be the same as the aggregate tax basis of the Company Common Stock surrendered in exchange therefor;

4. The holding period of the Staples Common Stock received by each Company stockholder in the Merger will include the period during which the Company Common Stock surrendered in exchange therefor was held, provided that the Company Common Stock so surrendered is held as a capital asset at the Effective Time;

5. Cash payments received by Company stockholders in lieu of receipt of fractional shares of Staples Common Stock will be treated as received in redemption of such fractional shares, subject to the provisions of Section 302, as if such fractional shares had been issued in the Merger and then redeemed by Staples for cash; and

6. No gain or loss will be recognized by Staples, Sub or Company as a result of the Merger.

    In rendering this opinion, we have assumed that Kirkland & Ellis has delivered, and has not withdrawn, a tax opinion in similar form and substantially identical in substance to this opinion. No opinion is expressed as to any federal income tax consequence of the Merger except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

    This opinion is intended solely for the purpose of inclusion as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the Registration Statement in connection with references to this opinion and the tax consequences
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Staples, Inc.
January 17, 1997
Page 3


of the Merger. In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                          Very truly yours,
                                          HALE AND DORR LLP